SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2006, Phoenix Technologies Ltd. (the “Company”) entered into a severance and change of control agreement (“Severance Agreement”) with W. Curtis Francis, the Company’s Senior Vice President, Corporate Strategy and Development Division. The term of the Severance Agreement is three years.

The Severance Agreement for Mr. Francis provides that in the event of the termination of his employment by the Company for any reason other than cause, death, disability or a change of control, or if Mr. Francis terminates his employment for good reason, the Company will continue to pay him for a severance period of six months following such termination. The severance amount to be paid to Mr. Francis will be at a monthly rate equal to his monthly base salary then in effect. The Company will also provide Mr. Francis with his then current medical, dental and vision benefits for a period of six months following termination. In addition, the vested portion of any stock options held by Mr. Francis as of the termination date will remain exercisable for six months following termination.

In the event of the termination of Mr. Francis’s employment within two months prior to or twelve months following a change of control of the Company, and such termination is (i) by the Company for any reason other than cause, death or disability or (ii) by Mr. Francis for good reason, the Company will pay Mr. Francis the severance and benefits described above. In addition, 50% of his unvested stock options and restricted stock will vest immediately upon termination.

Item 1.02. Termination of a Material Definitive Agreement.

The Severance Agreement described under Item 1.01 supersedes and replaces the Employment Agreement dated August 8, 2002 between the Company and W. Curtis Francis, which was terminated as of January 18, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 18, 2006, Mr. George C. Huang informed the Company of his decision to retire from the board of directors of the Company when his current term on the board of directors expires at the annual meeting of the Company’s stockholders to be held on March 6, 2006. Mr. Huang’s retirement from the board of directors did not result from any disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Severance and Change of Control Agreement dated January 18, 2006 between Phoenix Technologies Ltd. and W. Curtis Francis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Vice President, General Counsel and Secretary

Date: January 23, 2006

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance and Change of Control Agreement dated January 18, 2006 between Phoenix Technologies Ltd. and W. Curtis Francis.